EXHIBIT 11

CONSENT OF INDEPENDENT AUDITORS


Lord Abbett Equity Fund:

We consent to the incorporation by reference in Post-Effective Amendment No. 10 to Registration Statement No. 33-33225 of our report dated June 25, 1997 appearing in the 1997 Annual Report to Shareholders of Lord Abbett Equity Fund and to the reference to us under the caption "Financial Statements" appearing in the Statement of Additional Information, which is part of such Registration Statement.






DELOITTE & TOUCHE LLP

New York, New York
September 25, 1997